                               SCHEDULE 14A INFORMATION

                     PROXY STATEMENT PURSUANT TO SECTION 14(a)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement
     [ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [x]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                               TriStar Aerospace Co.
                  (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

        Douglas Childress, Executive Vice President, Chief Financial Officer
                      (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(4) and 0-11 ("Rule 0-11").

     (1)  Title of each class of securities to which transaction applies
     (2)  Aggregate number of securities to which transaction applies
     (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11
     (4)  Proposed maximum aggregate value of transaction
     (5)  Total fee paid
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party
     (4)  Date Filed

TRISTAR AEROSPACE CO.
-------------------------------------------------------------------------------
2527 Willowbrook Road, Dallas, Texas 75220, Phone (214) 366-5000


                              December 23, 1998


Dear Fellow Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of TriStar Aerospace Co., to be held on Friday, January 22, 1999, at 12:00 p.m., central standard time, at the King George Room located in the Radisson Hotel, 2330 W. Northwest Highway, Dallas, Texas 75220.

     At the meeting, we will review TriStar's activities over the past year, as well as the outlook for 1999. The Secretary's formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon at the meeting.

     We hope that you will be able to attend the meeting in person. However, whether or not you plan to be present, please sign and return your proxy as soon as possible so that your vote will be counted.

                                       Sincerely,

                                       /s/ P. QUENTIN BOURJEAURD


                                       P. QUENTIN BOURJEAURD
                                       CHAIRMAN OF THE BOARD

                               TRISTAR AEROSPACE CO.

                                 ----------------

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 ----------------


     The 1999 Annual Meeting of Stockholders of TriStar Aerospace Co., a Delaware corporation (the "Company"), will be held at the King George Room located in the Radisson Hotel, 2330 W. Northwest Highway, Dallas, Texas 75220, on Friday, January 22, 1999 at 12:00 p.m., central standard time, for the following purposes:

     1. To elect two Class I directors for terms ending at the 2002 Annual Meeting of Stockholders; and
     2. To transact such other business as may properly come before the meeting.

     Stockholders of record as of the close of business on December 10, 1998 will be entitled to vote at the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. You may revoke your proxy at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation or by voting in person at the meeting.

                                       By order of the Board of Directors,

                                       /s/ DOUGLAS E. CHILDRESS

                                       Douglas E. Childress
                                       Secretary


December 23, 1998.

                               TRISTAR AEROSPACE CO.
                               2527 WILLOWBROOK ROAD
                                DALLAS, TEXAS  75220

                               ---------------------

                                  PROXY STATEMENT
                           ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JANUARY 22, 1999

                               ---------------------


     This proxy statement is furnished to stockholders of TriStar Aerospace Co., a Delaware corporation ("TriStar" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board or "Board of Directors") for use at the 1999 Annual Meeting of Stockholders to be held at 12:00 p.m., central standard time, on Friday, January 22, 1999, at the King George Room located in the Radisson Hotel, 2330 W. Northwest Highway, Dallas, Texas 75220, and any adjournments thereof.

     Stockholders of record as of the close of business on December 10, 1998 will be entitled to vote at the meeting or any adjournments thereof. As of the record date, December 10, 1998, the Company had outstanding 17,044,742 shares of common stock, par value $.01 per share ("Common Stock"), each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended September 30, 1998 are being mailed on or about December 23, 1998 to each stockholder entitled to vote at the meeting.

                          VOTING AND REVOCATION OF PROXIES

VOTING

     If the enclosed proxy is executed and returned in time and not revoked, all shares represented by the proxy will be voted. Each proxy will be voted in accordance with the stockholder's instructions.

     The holders of a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. If a quorum is present, the affirmative vote of the holders of a plurality of the votes cast at the meeting will be required for the election of directors; and the affirmative vote of holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon will be required to act on all other matters to come before the meeting. An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. Accordingly, with respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, with respect to any matter other than the election of directors, abstentions will have the effect of a vote "against" the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

REVOCATION

     A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company's Secretary of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.

ELECTION OF DIRECTORS

     The Board of Directors consists of six directors divided into three classes: Two Class I Directors, Two Class II Directors and Two Class III Directors. Directors hold office for staggered terms of three years and until their successors have been duly elected and qualified. One of the three classes will be elected each year at the Annual Meeting of Stockholders to succeed the directors whose terms are ending.

     Two directors in Class I are to be elected at the 1999 Annual Meeting, and proxies cannot be voted for more than two nominees. The directors so elected will hold office as directors until the 2002 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The directors in Class II and Class III are serving terms ending at the Annual Meeting of Stockholders in 2000 and 2001, respectively.

     The names of the nominees for election to terms ending at the 2002 Annual Meeting of Stockholders is set forth below, followed by the names of the directors in Class II and Class III. Information concerning all classes of directors follows under the heading "Management". If any one or more of the nominees in unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. All of the nominees are presently serving as directors of the Company.

NOMINEES FOR ELECTION TO TERMS ENDING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

     Douglas E. Childress, Brian E. Barents.

DIRECTORS WHOSE TERMS END AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

     Charles Balchunas, James L. Hersma.

DIRECTORS WHOSE TERMS END AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     Quentin Bourjeaurd, Cindy B. Brown.


                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                               OWNERS AND MANAGEMENT

     The following table sets forth certain information known by the Company regarding the beneficial ownership of the Company's Common Stock, as of November 23, 1998, by each beneficial owner of more than five percent of the outstanding Common Stock, by each of the Company's directors, by each current executive officer named in the Summary Compensation Table and by all directors and executives officers of the Company as a group. Except as otherwise indicated, the person or entities listed below have sole voting and investing power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

                                                NUMBER OF SHARES
                       NAME                   BENEFICIALLY OWNED(1)   PERCENTAGE(2)
     Seneca Capital Management, L.L.C.(3)            900,350               5.28
     Quentin Bourjeaurd(4)                         2,993,469              16.11
     Charles Balchunas(5)                            738,798               4.19
     Douglas E. Childress(6)                          63,835                *
     Denny Barge(7)                                  132,730                *
     John R. King, Jr.(8)                            104,360                *
     Brian E. Barents                                   -                   -
     James L. Hersma(9)                                1,000                *
     Cindy B. Brown                                     -                   -
     All directors and executive officers          4,041,192              20.84
     of the Company as a group (9
     persons) (10)

------------------------
*  Less than one percent

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following November 23, 1998. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has or have the right to acquire within 60 days following November 23, 1998 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) The outstanding Common Stock of the Company as of November 23, 1998 was 17,044,742 shares.

(3) Based on information contained in Schedule 13G, dated October 26, 1998, and filed with the Securities and Exchange Commission by Seneca Capital Management L.L.C. ("Seneca"). The address of Seneca is 900 Montgomery Street, #500, San Francisco, CA 94133. Seneca, in its capacity as investment advisor, may be deemed to beneficially own the shares included in the table, which are held of record for clients of Seneca. Seneca holds sole power to dispose of or direct disposition of all shares included in the table and the sole power to vote or to direct the vote of all shares included in the table.

(4) Includes (i) 1,459,447 shares owned of record by Mr. Bourjeaurd, and (ii) 1,534,022 shares subject to options which are currently exercisable. Mr. Bourjeaurd's business address is 2527 Willowbrook Road, Dallas, Texas 75220.

(5)  Includes (i) 136,522 shares owned of record by Mr. Balchunas, and
     (ii) 602,276 shares subject to options which are currently exercisable.

(6) Includes (i) 3,010 shares owned of record by Mr. Childress, and (ii) 60,825 shares subject to options which are currently exercisable.

(7) Includes (i) 50,010 shares owned of record by Mr. Barge, and (ii) 82,720 shares subject to options which are currently exercisable.

(8) Includes (i) 34,138 shares owned of record by Mr. King, and (ii) 70,222 shares subject to options which are currently exercisable.

(9)  Includes 1,000 shares owned of record by Mr. Hersma.

(10) Includes (i) 1,691,127 shares owned of record by the directors and executive officers of the Company, and (ii) 2,350,065 shares subject to options which are currently exercisable.


MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table and biographies set forth information concerning those individuals who are currently serving as members of the Board of Directors or as executive officers of the Company.


      NAME                             PRINCIPAL POSITIONS WITH THE COMPANY
      ----                             ------------------------------------
Quentin Bourjeaurd........  Chairman of the Board of Directors, President and Chief Executive Officer
Charles Balchunas.........  Director, Executive Vice President and Chief Operating Officer
Douglas E. Childress......  Director, Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Cindy B. Brown............  Director
James L. Hersma...........  Director
Brian E. Barents..........  Director
Trevor Wright.............  Executive Vice President, Sales and Marketing
Denny Barge...............  Vice President of Operations and Strategic Planning
John R. King, Jr. ........  Vice President, Information Technology


     QUENTIN BOURJEAURD, age 41, has served on the Board of Directors of the Company since September 19, 1996 and as Chairman of the Board of Directors since May 12, 1998. Mr. Bourjeaurd has served as President of the Company since September 19, 1996 and as the Chief Executive Officer of the Company since December 2, 1996. From June 1993 to September 19, 1996, Mr. Bourjeaurd was the Vice President and General Manager of Aviall Aerospace, then a business unit of Aviall Services, Inc. Mr. Bourjeaurd formed Bourjeaurd Specialty Products, Inc., an aerospace hardware distribution company, in June 1983 and was the President and sole stockholder of such company until its acquisition by Aviall
Services, Inc. in June 1993.

     DOUGLAS E. CHILDRESS, age 41, has served on the Board of Directors of the Company since May 5, 1998. Mr. Childress joined the Company as the Vice President-Finance and Treasurer on August 29, 1997 and became an Executive Vice President, the Chief Financial Officer and the Secretary of the Company on January 15, 1998. Prior to joining the Company, Mr. Childress served as the Director of Accounting, Consulting and Evaluation Services of Interstate Battery System of America, a Dallas based battery distribution company, from October 1994 to August 1997 and as an Audit and Consulting Manager with the KL Real Estate Group of Ernst & Young from July 1993 to October 1994. Mr. Childress co-founded the consulting firm Worldwide Holdings Corporation, a local investment banking firm, in 1990 prior to which time he had been employed as an audit manager with Ernst & Young. Mr. Childress is a certified public accountant and an accredited member of the American Society of Appraisers.

     CHARLES BALCHUNAS, age 54, has served on the Board of Directors of the Company and as Executive Vice President and Chief Operating Officer of the Company since September 19, 1996. Mr. Balchunas joined Tri-Star Aerospace, Inc. (the "Predecessor") in August 1990 as a customer service manager, subsequently becoming the Executive Vice President and Chief Operating Officer of the Predecessor. Prior to joining the Predecessor, Mr. Balchunas served as a Lieutenant Colonel with the United States Marine Corps. During his 22 years of service with the Marine Corps, Mr. Balchunas gained extensive experience in aviation, aviation maintenance and logistics systems management as an aircraft maintenance manager, an airfield operations manager and the Commanding Officer, Headquarters of the Marine Corps Air Station in Iwakuni, Japan.

     CINDY B. BROWN, age 41, has served on the Board of Directors of the Company since May 5, 1998. Ms. Brown is currently a partner in the Chavoys Group, a management consulting company specializing in mentoring and supplementing executive management teams. Ms. Brown served as Senior Vice President-Finance of Blockbuster Entertainment Group from 1997 to 1998. From 1980 to 1997, Ms. Brown was employed by Dr. Pepper/Seven-Up North America where she served in several capacities, including Director-Treasury and Strategic Planning and Vice President-Information Services.

     JAMES L. HERSMA, age 50, has served on the Board of Directors of the Company since May 12, 1998. Mr. Hersma is President and Chief Executive Officer of Novation, the pharmaceutical supply company of VHA and UHC. He also serves on Novation's Board of Directors. From 1993 through 1996, Mr. Hersma served as President and Chief Operating Officer of CIS Technologies Inc., a publicly held health care software company in Tulsa, Okla.

     BRIAN E. BARENTS, age 54, has served on the Board of Directors of the Company since May 5, 1998. Mr. Barents is a founding member of Galaxy Aerospace Company, a commercial aircraft manufacturer, and has served as President, Chief Executive Officer and on the Board of Directors of Galaxy Aerospace Company since 1996. From 1990 to 1996, Mr. Barents was the President and Chief Executive Officer of Learjet Inc., also a commercial aircraft manufacturer. Mr. Barents serves on the Board of Directors of Kaman Corporation, a publicly held company which primarily specializes in aerospace manufacturing.

     TREVOR WRIGHT, age 51, has served as the Executive Vice President, Sales and Marketing of the Company since August 4, 1998. Prior to joining the Company, Mr. Wright was the Vice President of Sales, Marketing and Interim President for Aerospace Rivet Manufacturers Corporation, an aerospace hardware manufacturing company, which he joined in 1997. From 1994 to 1997, Mr. Wright was employed by Fairchild Fastners, a distribution division of Fairchild Corporation, also an aerospace hardware manufacturing company, where he held various positions including Senior Vice President of Sales and Marketing and Vice President of Customer Support.

     DENNY BARGE, age 35, has served as the Vice President of Strategic Planning since he joined the Company on December 8, 1997, and has served as Vice President of Operations since May 20, 1998. Prior to joining the Company, Mr. Barge was a principal at Price Waterhouse, where he served in the consulting division from 1995 to 1997. From 1990 to 1995, Mr. Barge was employed by Neutrogena Corporation, a division of Johnson & Johnson, where he held various positions including Director of Operations.

     JOHN R. KING, JR., age 50, has served as the Company's Vice President, Information Technology since April 7, 1997. Prior to joining the Company, Mr. King had served as the Vice President of Operations of FFSC Inc. (formerly Fitz & Floyd), a designer and wholesale distributor of fine china and ceramic giftware, since 1987. In such capacity Mr. King oversaw approximately 350 employees with the FFSC Inc.'s MIS, Inventory Control, Warehouse and Distribution, Customer Service and Retail department reporting to him. From 1984 to 1987 Mr. King was the Vice President of Systems Applications with Benton Schneider & Associates, a software and consulting firm. Mr. King is certified in production and inventory management by the American Production and Inventory Control Society.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange act of 1934, as amended, requires the Company's directors and executive officers and holders of more than 10% of the Company's outstanding Common Stock to file with the Securities and Exchange commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Form 3, 4 and 5. Based on written representations of reporting persons and a review of those reports, the Company believes that during the fiscal year ended September 30, 1998, all its officers and directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except as follows: in September 1998, Doug Childress reported on Form 4 one transaction relating to the Company's initial public offering of Common Stock which closed on May 5, 1998 (the "Offering"). In November 1998, Quentin Bourjeaurd reported on Form 4 a transaction relating to the Company's Offering. In December 1998, Doug Childress, Charles Balchunas, Denny Barge, and John King reported on Form 5 a transaction in which the Company purchased 10 shares on behalf of each individual in connection with the Company's Offering. In December 1998, Quentin Bourjeaurd reported on Form 4 the same transaction relating to the
Company's purchase of 10 shares on his behalf.   Mr. Bourjeaurd, Mr.
Balchunas, Mr. Childress, Mr. Barge, and Mr. King were delinquent in filing all such reports.

                         BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and two standing committees: Audit and Compensation. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

COMMITTEES OF THE BOARD; BOARD MEETINGS

     The Board of Directors of the Company held three meetings during fiscal year 1998. Each director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he or she served as a director and (ii) meetings of all committees held during the period for which he or she served on those committees.

     The AUDIT COMMITTEE'S principal functions are to review the scope of the annual audit of the Company by its independent public accountants, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent public accountants, review management's selection of an independent public accounting firm each year and review audit and any non-audit fees paid to the Company's independent public accountants.
The Company's Chief Financial Officer generally attends Audit Committee meetings and gives reports to and answers inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board. The Audit

Committee is composed of two non-employee directors:  Cindy B. Brown and James
L. Hersma.  The Audit Committee held one meeting during fiscal year 1998.

     The COMPENSATION COMMITTEE is responsible for developing and making recommendations to the Board of Directors with respect to the Company's compensation policies and also determines the cash portion of the Company's compensation program, including the cash compensation to be paid to the Company's executive officers. In addition, the Compensation Committee is responsible for administering the Company's employee benefit plans, including the 1998 Stock Option Plan. The Compensation Committee is composed of three non-employee directors: Cindy B. Brown, Brian E. Barents and James L. Hersma.
 The Compensation Committee held no meetings during fiscal year 1998.

DIRECTOR COMPENSATION

     Directors who are not executive officers of the Company are granted options to purchase Common Stock in connection with their election to the Board. Although no options were granted to non-executive directors in fiscal 1998, shortly after the end of the fiscal year, on October 13, 1998, options were granted to newly elected non-executive directors as follows: Cindy B. Brown, 25,000 shares; Brian E. Barents, 25,000 shares; and James L. Hersma, 25,000 shares. The exercise price for all of these options is equal to the fair market value at the date of grant. Non-executive directors also are paid a fee of $3,500 for each meeting of the Board of Directors which they attend. In addition, each non-executive director is paid $2,500 per year for service on a committee. Directors are reimbursed for their out-of-pocket expenses arising from attendance at meetings of the Board and Committees which occur outside of Dallas, Texas.

                         COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation for 1998 and 1997 for the Company's Chief Executive Officer and the executive officers of the Company whose total compensation exceeded $100,000 (collectively, the "Named Executive Officers").

                                                    SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                            ANNUAL COMPENSATION                          AWARDS
                                         ---------------------------------------------------------    -------------
                                                                                                       SECURITIES
                                                                      OTHER ANNUAL      ALL OTHER      UNDERLYING
                                                 SALARY      BONUS    COMPENSATION    COMPENSATION      OPTIONS
   NAME AND PRINCIPAL POSITION           YEAR      ($)        ($)          ($)             ($)           (#)(4)
   ---------------------------           ----    ------      -----    ------------    ------------     ------------
Quentin Bourjeaurd....................   1998    225,000     70,900         -            6,304(1)          -
President and Chief Executive Officer    1997    202,706        350         -            1,256(2)      1,853,340

Charles Balchunas.....................   1998    200,000     59,900         -            5,962(1)          -
Executive Vice President
   and Chief Operating Officer           1997    161,927    100,350     16,215(3)        3,569(2)        723,325

Douglas E. Childress (5)..............   1998    166,154    134,500         -            1,294(1)
Executive Vice President
   and Chief Financial Officer           1997      4,654      3,050         -               -             71,730

Denny Barge (6).......................   1998    153,846    198,250         -              857(1)        158,000
Vice President of Operations
   and Strategic Planning

John R. King, Jr. (7).................   1998    120,000     59,700         -            3,190(1)          -
Vice President of Information
  Technology                             1997     55,584     13,700         -            2,333(2)         85,320

G. Bruce McInnis (8)..................   1998    158,461        800         -            6,237(1)          -
Assistant to the Chairman                1997    133,846    100,350     66,935(3)          525(2)        723,325

Louis F. Partenza(9)..................   1998    140,000        600         -            3,915(1)          -
Senior Vice President, Sales and
  Marketing                              1997     70,000     50,250     46,650(3)          221(2)        158,000

----------------

(1) Represents (i) amounts paid for term life insurance premiums during fiscal year 1998 on behalf of Messrs. Bourjeaurd, Balchunas, Childress, Barge, King, McInnis, and Partenza in the amounts of $1,327, $985, $812, $630, $756, $1,260, and $882 respectively, (ii) contributions to the Company's 401(k) plan during fiscal year 1998 on behalf of Messrs. Bourjeaurd, Balchunas, Childress, King, McInnis, and Partenza in the amounts of $4,750, $4,750, $255, $2,207, $4,750, and $2,806 respectively and (iii) an amount of $227 paid by the Company to purchase 10 shares of Common Stock at $16 per share and to pay the associated taxes on behalf of Messrs. Bourjeaurd, Balchunas, Childress, King, McInnis, and Partenza, respectfully, in connection with the Company's Offering.

(2) Represents (i) amounts paid for term life insurance premiums during fiscal year 1997 on behalf of Messrs. Bourjeaurd, Balchunas, King, McInnis and Partenza in the amounts of $526, $329, $ 126, $525 and $221, respectively, (ii) amounts paid for whole life insurance premiums on behalf of Mr. Balchunas in the amount of $677 and (iii) contributions to the Company's 401(k) plan during fiscal year 1997 on behalf of Mr. Bourjeaurd, Mr. Balchunas, and Mr. King in the amounts of $730, $2,563, and $ 2,207, respectively.

(3) Represents reimbursement of expenses incurred by Messrs. Balchunas, McInnis and Partenza in relocating to Dallas, Texas in connection with their commencement of employment with the Company in fiscal 1997.

(4) Under the terms of the grant letters relating to the options, options which are not exercisable at the date of grant become "available" in the Company's fiscal years 1997 through 2001 depending on satisfaction by the Company of certain performance targets. Once "available," 25% of such options may be exercised immediately with 25% of the remaining options becoming exercisable at the end of each of the next three fiscal years. The availability and exercisability of the options are subject to acceleration in certain circumstances. As a result of the Company's Offering, all of the options which were "available" prior to the Offering became immediately exercisable. In addition, 80% of the options eligible to become "available" in fiscal years ending subsequent to the Offering became immediately exercisable as a result of the Offering. The options which were not accelerated as described in the foregoing sentence terminated upon consummation of the Offering.
     Because the options reflected in the above table were granted prior to the Offering, the number of "Securities Underlying the Options" is calculated based upon the initial date such options were granted.

(5) On August 29, 1997, Mr. Childress joined the Company as Vice President of Finance and Treasurer and was subsequently promoted on January 15, 1998 to replace Mr. McInnis and serve as the Company's Executive Vice President, Chief Financial Officer, Treasurer and Secretary.

(6) Mr. Barge joined the Company on December 8, 1997 as Vice President of Strategic Planning and was subsequently promoted to Vice President of Operations on May 20, 1998. Mr. Barge was not considered a Named Executive Officer during Fiscal 1997 because he was not an officer of the Company during that fiscal year.

(7) Mr. King joined the Company on April 7, 1997 as Vice President of Information Technology.

(8) During fiscal 1997, Mr. McInnis served as the Chief Financial Officer and Executive Vice President-Administration of the Company. As of January 15, 1998, Mr. McInnis resigned from such positions to become Assistant to the Chairman of the Board of Directors of the Company. As of the end of Fiscal Year 1998, Mr. McInnis no longer served as an executive officer of the Company.

(9) As of the end of Fiscal Year 1998, Mr. Partenza no longer served as an executive officer of the Company.


     STOCK OPTION GRANTS IN LAST FISCAL YEAR

          The following table sets forth information concerning stock option grants made to each of the Named Executive Officers during fiscal 1998:

                  OPTION GRANTS IN FISCAL 1998
                        INDIVIDUAL GRANTS
                -------------------------------
                                                                              POTENTIAL REALIZABLE VALUE AT
                 NUMBER OF                                                    ASSUMED ANNUAL RATES OF STOCK
                SECURITIES     PERCENT OF TOTAL                            -----------------------------------
                UNDERLYING     OPTIONS GRANTED    EXERCISE                   PRICE APPRECIATION FOR OPTION
                 OPTIONS       TO EMPLOYEES IN     PRICE     EXPIRATION                  TERM(1)
     NAME       GRANTED(#)       FISCAL YEAR       ($/SH)       DATE         0%($)        5%($)       10%($)
     ----       ----------     ----------------   --------   ----------    ---------    ---------    ---------
Denny Barge     132,720(2)          100             3.80       9/18/06     1,486,464    2,586,178    4,120,401

----------------
(1) The column labeled "0%" is provided to show the market price value of the indicated options on the date of grant. The exercise price of such options was below the market price of the underlying Common Stock at the date of grant. The amounts under the columns labeled "5%" and "10%" are based on calculations at hypothetical 5% and 10% compounded annual appreciation rates prescribed by the Securities and Exchange Commission (the "Commission") and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock. For purposes of calculating the potential realizable value of the indicated options, the Company has assumed the value of the underlying Common Stock on the date of grant to be $15.00, the fair market value recommended by the Commission on such date as set forth in the Commission's comment letter dated April 2, 1998, comment No. 10, Amendment No. 1, to the Registration Statement Number 333-46335 on Form S-1 filed on March 24, 1998, effective April 29, 1998.

(2) Based upon the number of securities underlying the options granted as of the end of fiscal year 1998, taking into consideration that 80% of the options eligible to become "available" in fiscal years ending subsequent to the Company's Offering became immediately exercisable as a result of the Offering, and that the options, which were not accelerated, terminated upon consummation of the Offering. See note (4) of the "Summary Compensation Table" for details concerning the terms of such options.

     AGGREGATED OPTION EXERCISES AND VALUES

     The following table sets forth stock option values as of September 30, 1998 for each of the Named Executive Officers. Three of the Named Executive Officers exercised options for shares of Common Stock during fiscal 1998.

                              FISCAL 1998 YEAR-END OPTION VALUES

                             SHARES                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                          ACQUIRED ON       VALUE       UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                           EXERCISE       REALIZED    OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END
                          -----------     ---------   --------------------------    ------------------------
      NAME                   (#)          ($)(4)(5)    EXERCISABLE (#)(1)(2)(3)      EXERCISABLE ($)(1)(2)
      ----                -----------     ---------   --------------------------    ------------------------
Quentin Bourjeaurd            -               -               1,534,022                    12,509,949
Charles Balchunas             -               -                 602,276                     3,322,688
Douglas E. Childress(4)      2,000          12,510               60,825                       380,460
Denny Barge(4)              50,000         291,250               82,720                       481,844
John R. King, Jr.             -               -                  70,222                       385,949
G. Bruce McInnis(5)        409,536       5,304,481              192,740                       219,463
Louis F. Partenza             -               -                 130,508                       717,021

----------------
(1) Based upon the closing price of the Common Stock of TriStar on September 30, 1998, which was $9.625 per share.

(2) As of September 30, 1998 all outstanding options issued pursuant to the Company's Stock Option Plans were fully exercisable. For an explanation of the terms of such options see note (4) of the "Summary Compensation Table".

(3) Based upon the number of securities underlying the unexercised options as of the end of the fiscal year on September 30, 1998. This table reflects the cancellation of options which terminated as a result of the Company's initial public offering. See note (4) of the "Summary Compensation Table" for details concerning the terms of such options.

(4) Mr. Childress and Mr. Barge exercised options to purchase shares of Common Stock of TriStar during fiscal 1998, but as of September 30, 1998 neither of them had sold such shares. The "Value Realized" is calculated based upon an assumed selling price of $9.625 (the closing sales price of the Common Stock of TriStar as of September 30, 1998).

(5) Mr. McInnis exercised 204,768 options to purchase shares of Common Stock of TriStar and sold those shares in connection with the Company's Offering. In addition, Mr. McInnis exercised

     204,768 options to purchase shares of Common Stock of TriStar and sold those shares in connection with the Underwriters' over allotment option which was exercised in connection with the Offering. Such shares were sold at a price of $15.00 per share (net $1 per share paid as commission).

EMPLOYMENT AGREEMENTS

     QUENTIN BOURJEAURD EXECUTIVE EMPLOYMENT AGREEMENT. Mr. Bourjeaurd entered into an executive employment agreement with the Company on September 19, 1996. Pursuant to his employment agreement, Mr. Bourjeaurd will serve as President of the Company through September 19, 2001, unless earlier terminated as provided therein. Under his employment agreement, Mr. Bourjeaurd receives an annual salary of $200,000 and is entitled to medical and other benefits generally available to senior executives of the Company. On July 1, 1997 the Compensation Committee increased Mr. Bourjeaurd's annual compensation to $225,000.

     Mr. Bourjeaurd's employment agreement also provides that if Mr. Bourjeaurd's employment is terminated by the Company other than for Cause (as defined therein), Mr. Bourjeaurd will continue to receive his salary and benefits (as severance) until the earlier to occur of (i) the expiration of the term of his employment agreement or (ii) the second anniversary of the date of termination; provided that such continued salary and benefits will cease upon commencement by Mr. Bourjeaurd of other full-time employment. In the event Mr. Bourjeaurd's employment is terminated for Cause or by reason of Death or Disability (as defined therein), no further compensation will be payable by the Company. Additionally, Mr. Bourjeaurd's employment agreement contains a non-competition provision pursuant to which Mr. Bourjeaurd has agreed not to engage in any business activity, without the consent of the Company, which would be in competition with any business engaged in by the Company during his employment and thereafter for as long as he continues to receive any of the severance payments described above.

     CHARLES BALCHUNAS EXECUTIVE EMPLOYMENT AGREEMENT. Mr. Balchunas entered into an executive employment agreement with the Company on February 1, 1997. Pursuant to his employment agreement, Mr. Balchunas will serve as Chief Operating Officer of the Company through December 31, 1999, unless earlier terminated as provided therein. Under his employment agreement, Mr. Balchunas receives an annual salary of $200,000, is eligible for such discretionary bonuses as the Compensation Committee may determine and is entitled to medical and other benefits generally available to senior executives of the Company.

     Mr. Balchunas' employment agreement also provides that if Mr. Balchunas' employment is terminated other than for Cause (as defined therein), Mr. Balchunas will continue to receive his salary and benefits (as severance) for a period of two years following the Date of Termination (as defined therein) of his employment; provided that such continued salary and benefits will cease upon commencement by Mr. Balchunas of other full-time employment. In the event Mr. Balchunas' employment is terminated for Cause or by reason of Death or Disability (as defined therein), no further compensation will be payable by the Company. Additionally, Mr. Balchunas' employment agreement contains a non-competition provision pursuant to which Mr. Balchunas has agreed not to engage in any business activity, without the consent of the Company, which would be in competition with any business engaged in by the Company during his employment and for two years thereafter.

     DOUGLAS E. CHILDRESS EXECUTIVE EMPLOYMENT AGREEMENT. Mr. Childress entered into an executive employment agreement with the Company on January 15, 1998. Pursuant to his employment agreement, Mr. Childress will serve as Executive Vice President and Chief Financial Officer of the Company through January 15, 2000, unless earlier terminated as provided therein. Under this employment agreement, Mr. Childress receives an annual salary of at least $150,000, is eligible for such discretionary bonuses as the Compensation Committee may determine and is entitled to medical and other benefits generally available to senior executives of the Company.

     Mr. Childress' employment agreement also provides that if Mr. Childress' employment is terminated other than for Cause (as defined therein), Mr. Childress will continue to receive his salary and benefits (as severance) for a period of two (2) years following the Date of Termination (as defined therein) of his employment; provided that such continued salary and benefits will cease upon commencement by Mr. Childress of other full time employment. In the event Mr. Childress' employment is terminated for Cause or by reason of Death or Disability (as defined therein), no further compensation will be payable by the Company. Additionally, Mr. Childress' employment agreement contains a non-competition provision pursuant to which Mr. Childress has agreed not to engage in any business activity, without the consent of the Company, which will be in competition with any business engaged in by the Company during his employment and for such period of time thereafter that Mr. Childress continues to receive any of the severance payments described above.

     TREVOR WRIGHT EXECUTIVE EMPLOYMENT AGREEMENT. Mr. Wright entered into an executive employment agreement with the Company on August 1, 1998. Pursuant to his employment agreement, Mr. Wright will serve as Executive Vice President of Sales and Marketing of the Company through July 31, 2000, unless earlier terminated as provided therein. Under his employment agreement, Mr. Wright receives an annual salary of $140,000, is eligible for such discretionary bonuses as the Compensation Committee may determine and is entitled to medical and other benefits generally available to senior executives of the Company.

     Mr. Wright's employment agreement also provides that if Mr. Wright suffers a Permanent Disability and the Company terminates his employment as a result thereof (as defined therein), or Mr. Wright is terminated due to Death (as defined therein), Mr. Wright or his estate will receive the balance of his base salary under his employment agreement (as severance). In the event Mr. Wright's employment is terminated without Cause (as defined therein) or Mr. Wright terminates his employment because of Constructive Termination (as defined therein), Mr. Wright will continue to receive his salary (as severance) for a period of two years following the Date of Termination (as defined therein). In the event Mr. Wright's employment is terminated for Cause (as defined therein), no further compensation will be payable by the Company. Additionally, Mr. Wright's employment agreement contains a non-competition provision pursuant to which Mr. Wright has agreed not to engage in any business activity, without the consent of the Company, which will be in competition with any business engaged in by the Company during his employment and for such period of time thereafter that Mr. Wright continues to receive any of the severance payments described above.

     DENNY BARGE EXECUTIVE EMPLOYMENT AGREEMENT. Mr. Barge entered into an executive employment agreement with the Company on December 8, 1997.
Pursuant to his employment agreement, Mr. Barge will serve as Vice President of Strategic Planning of the Company through December 8, 1999, unless earlier terminated as provided therein. Under his employment agreement, Mr. Barge receives an annual salary of $200,000, is eligible for such discretionary bonuses as the Compensation Committee may determine and is entitled to medical and other benefits generally available to senior executives of the Company.

     Mr. Barges' employment agreement also provides that if Mr. Barges' employment is terminated other than for Cause (as defined therein) or Mr. Barge terminates his employment for Good Cause (as defined therein), Mr. Barge will continue to receive his salary and benefits (as severance) for a period of one year following the Date of Termination (as defined therein) of his employment. In the event Mr. Barges' employment is terminated for Cause or by reason of Death or Disability (as defined therein), no further compensation will be payable by the Company. Additionally, Mr. Barges' employment agreement contains a non-competition provision pursuant to which Mr. Barge has agreed not to engage in any business activity, without the consent of the Company, which will be in competition with any business engaged in by the Company during his employment and for such period of time thereafter that Mr. Barge continues to receive any of the severance payments described above.

     JOHN KING LETTER AGREEMENT. Mr. King and the Company are parties to a letter agreement dated as of May 15, 1997. Pursuant to such letter agreement, Mr. King will serve as Vice President of Information Systems for an unstated term or until terminated as provided therein. Under his letter agreement, Mr. King receives an annual salary of $120,000, is eligible for such discretionary bonuses as the Compensation Committee may determine and is entitled to medical and other benefits generally available to senior executives of the Company.

     Mr. King's letter agreement also provides that if Mr. King's employment is terminated other than for Cause (as defined therein), Mr. King will continue to receive his salary and benefits (as severance) for a period of one year following such termination of his employment; provided that such continued salary and benefits will be reduced by any earned income received by Mr. King during such one year period following termination. In the event Mr. King's employment is terminated for Cause or by reason of Death or Disability (as defined therein), no further compensation will be payable by the Company. Additionally, Mr. King's letter agreement contains a non-competition provision pursuant to which Mr. King has agreed not to engage in any business activity, without the consent of the Company, which will be in competition with any business engaged in by the Company during his employment and for a period of one year thereafter.

EXECUTIVE AND KEY EMPLOYEE INCENTIVE PLAN

     The Company's Executive and Key Employee Incentive Plan provides for a maximum annual bonus amount payable to certain executives and key employees equal to a percentage of such executive's annual compensation. For each executive, the bonus amount is determined by the Compensation Committee based upon the following factors: (1) the achievement by the Company of certain financial objectives; (2) the achievement by the executive's department of certain quantifiable objectives; and (3) individual performance criteria.

STOCK OPTION PLANS

          1996 STOCK OPTION PLAN

     The Company's Amended and Restated 1996 Stock Option Plan (the "1996 Plan") authorizes the issuance of up to 3,950,000 shares of Common Stock of the Company pursuant to stock options granted to key employees, non-employee directors and consultants of the Company. The 1996 Plan does not provide for stock appreciation rights.

     The 1996 Plan will expire on September 18, 2006, unless earlier terminated by the Company's Board of Directors. The authorized number of shares, the exercise price of outstanding options and the number of shares under options are subject to appropriate adjustment in the event of any change in the number of outstanding shares of the Company's Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in the capital structure of the Company.

     The 1996 Plan is administered by the Compensation Committee which selects the optionees and determines the terms and provisions of each option grant within the parameters set forth in the 1996 Plan.

     In general, in the event of a "change of control" of the Company (as defined in the 1996 Plan), each option will terminate within a specified number of days after notice to the holder of such option, and each such holder will receive an amount equal to the excess of the aggregate fair market value of the shares of Common Stock subject to the option over the exercise price, payable in the same consideration as received by the stockholders of the Company upon the closing of such transaction. Although the Company's initial public offering on May 5, 1998 did not constitute a "change of control" under the 1996 Plan, the grant letters pursuant to which the outstanding options were granted provide that all options not subject to acceleration by virtue of the consummation of the Offering will terminate following consummation of such an Offering.

See "Compensation of Executive Officers - Summary Compensation Table" for a description of the acceleration provisions relating to the Company's initial public offering.

     Options may not be transferred except by will or the laws of descent and distribution and may be exercised only by the holder during the lifetime of such holder.

     The options granted under the 1996 Plan are evidenced by stock option agreements and are intended to be options that do not meet the requirements for "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The exercise price of options must be at least the fair market value of the Company's Common Stock on the date the option is granted, and each option must expire no later than September 18, 2006. To exercise an option, the optionee must deliver to the Company full payment for the shares purchased, provided that the Compensation Committee may in its discretion (i) accept as payment shares of the Company's Common Stock having a fair market value equal to the purchase price of the shares being purchased or (ii) accept such other payment as the Compensation Committee shall permit in its sole discretion at the time of exercise. The Compensation Committee is empowered to amend the 1996 Plan, subject to stockholder approval in certain circumstances.

     As of September 30, 1998, options to purchase 2,701,384 shares of Common Stock were outstanding under the 1996 Plan, all of which were exercisable on such date.

     1998 STOCK OPTION PLAN

     The Company's 1998 Stock Option (the "1998 Plan") authorizes the issuance of up to 2,000,000 shares of Common Stock of the Company pursuant to stock options granted to key employees, non-employee directors and consultants of the Company. The 1998 Plan does not provide for stock appreciation rights.

     The 1998 Plan will expire on April 1, 2008 unless earlier terminated by the Company's Board of Directors. The authorized number of shares, the exercise price of outstanding options and the number of shares under options are subject to appropriate adjustment in the event of any change in the number of outstanding shares of the Company's Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in the capital structure of the Company.

     The 1998 Plan is administered by the Compensation Committee which selects the optionees and determines the terms and provisions of each option grant within the parameters set forth in the 1998 Plan.

     In the event of a "change of control" of the Company (as defined in the 1998 Plan), the Compensation Committee has the discretion (i) to accelerate the vesting of each option not then currently exercisable, (ii) to cause each option to terminate within a period of time after delivery of notice and
(iii) to cause each option holder to receive, in respect of each share for which such option is exercisable, an amount equal to the excess of the fair market value of such share over the exercise price per share, payable in a form of consideration as determined by the Compensation Committee.

     Options may not be transferred (other than to a member of a holder's immediate family or to a trust for the benefit of a holder or a member of a holder's family), except by will or the laws of the descent and distribution.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 1998, Quentin Bourjeaurd, the Company's Chief Executive Officer, President and Chairman of the Board of Directors served as a member of the Compensation Committee of the Company.

     Notwithstanding the foregoing, no executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in its absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

     See "Certain Related Party Transactions" for further information regarding transactions involving Mr. Bourjeaurd.

                        REPORT OF THE COMPENSATION COMMITTEE

     The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain outstanding executives, promote among them the economic benefits of stock ownership in the Company and motivate and reward executives who make contributions of special importance to the success of the business of the Company.

     The Company has structured its executive compensation program to support the strategic goals and objectives of the Company. As a matter of policy, the Compensation Committee believes that the annual compensation of the executive officers should consist of a base salary, contingent cash bonus, and stock options. Base salary levels are based on generally subjective factors and include the contribution the executive officer made and is anticipated to make to the success of the Company, the level of experience and responsibility of the executive officer, the competitive position of the Company's executive compensation and the Company's historical levels of compensation for executive officers.

     Cash bonuses are awarded based upon a combination of the executive officer's achievement of certain personal goals and the achievement of annual financial goals set forth in the Company's Executive and Key Employee Incentive Plan. These goals may include a target range of earnings, net income, inventory turns, or other objective measurements consistent with long-term stockholder goals. Actual bonuses are awarded following the year-end based on the actual achievement of the personal goals and the actual achievement level of the specified financial goals.

     Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interest of the Company stockholders and to encourage executives and key employees to remain in the Company's employ. Grants are not made every year but are awarded subjectively based upon a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions and anticipated contributions to the achievement of the Company's financial and strategic objections, and the Company's achievement of its financial and strategic objectives.

     The Compensation Committee did not recommend an increase in the base salary of Mr. Bourjeaurd, the Company's Chief Executive Officer during the fiscal year ended September 30, 1998. At the conclusion of fiscal 1998, the Compensation Committee granted a $70,000 bonus to Mr. Bourjeaurd based upon the Company's achievement of financial goals established at the commencement of the fiscal year. This bonus represents 44% of the maximum bonus to which Mr. Bourjeaurd was entitled. As a result, Mr. Bourjeaurd's incentive compensation represented approximately 24% of his total cash compensation for fiscal 1998. During fiscal 1998, Mr. Bourjeaurd was not awarded any stock options.

COMPENSATION COMMITTEE

Cindy B. Brown, Brian E. Barents, and James L. Hersma

                                  PERFORMANCE GRAPH

     The following graph compares the cumulative total return of $100 vested on April 30, 1998, in the Common Stock of the Company, Standard & Poor's 500 Index and Standard & Poor's Aerospace/Defense Index. The returns of the Standard & Poor's indices are calculated assuming reinvestment of dividends. The Company has not paid any dividends. The graph covers a period commencing April 30, 1998, when the Company's Common Stock was first publicly traded, through September 30, 1998. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                     COMPARISON OF 5 MONTH CUMULATIVE TOTAL
                                      RETURN*
                AMONG TRISTAR AEROSPACE CO., THE S & P 500 INDEX
                      AND THE S & P AEROSPACE/DEFENSE INDEX



                                          [GRAPH]



          *$100 INVESTED ON 4/30/98 IN STOCK OR INDEX-
           INCLUDING REINVESTMENT OF DIVIDENDS.
           FISCAL YEAR ENDING SEPTEMBER 30.


                                         CUMULATIVE TOTAL RETURN
                           -------------------------------------------------
                            4/98     5/98     6/98     7/98     8/98    9/98
TRISTAR AEROSPACE CO.      100.00   101.17    96.88    77.34   52.34   60.16
S & P 500                  100.00    98.28   102.27   101.18   86.55   92.10
S & P AEROSPACE/DEFENSE    100.00    98.04    92.90    83.02   69.66   77.99

                            CERTAIN RELATED PARTY TRANSACTIONS

MANAGEMENT STOCKHOLDERS' AND OPTIONHOLDERS' AGREEMENT

     The Company and each management stockholder and optionholder are parties to an Amended and Restated Management Stockholders' and Optionholders' Agreement dated as of May 15, 1997 (the "Stockholders Agreement"). The Stockholders Agreement provides, among other things, for certain limitations on transfers of the Common Stock, for the grant of proxies and powers of attorney in favor of Odyssey Partners L.P., and for certain "piggyback" registration rights in favor of the management stockholders with respect to registered offerings of the Common Stock by the Company. Upon the consummation of the Company's Offering, however, the Stockholders Agreement terminated, except with respect to the "piggyback" registration rights granted to the management stockholders. The management stockholders party to the agreement include Messrs. Bourjeaurd, Balchunas , Childress, Barge and King, in addition to certain other employees of the Company.

LOANS TO MANAGEMENT

     On September 19, 1996, the Company loaned Mr. Bourjeaurd $200,000 at an interest rate of 5.93% per annum, the proceeds of which were used to purchase Common Stock of the Company. The entire principal and interest under such loan was repaid by Mr. Bourjeaurd on December 11, 1997. On April 15, 1997, the Company loaned an additional $100,000 to Mr. Bourjeaurd at an interest rate of 5.83% per annum, the proceeds of which were used to purchase additional Common Stock. The entire principal and interest under such loan was repaid by Mr. Bourjeaurd on December 11, 1997.

     On May 30, 1997, the Company loaned Mr. Balchunas $75,000 at an interest rate of 6.74% per annum, the proceeds of which were used, together with personal funds, to purchase 136,512 shares of Common Stock of the Company at a purchase price of $1.47 per share. Until all principal and interest is paid in full, Mr. Balchunas is required to apply all proceeds from any sale or transfer of any shares of Common Stock owned by him to the principal and interest then owing under the loan. Interest is otherwise payable semi-annually. Interest of $5,126 was accrued for the fiscal year ended September 30, 1998. All of the 136,512 shares purchased by Mr. Balchunas are pledged to the Company as security for such loan.

TRANSACTION RELATING TO THE ACQUISITIONS OF TRI-STAR AEROSPACE, INC. AND AVIALL AEROSPACE

     As compensation for his services in coordinating, structuring and consummating the simultaneous acquisitions of the Predecessor and Aviall Aerospace, the Company agreed to pay Mr. Bourjeaurd a fee in the amount of $2,560,000. Such fee was paid by the Company in installments as follows:
$51,370 in May 1997, $500,000 in October 1997, $795,560 in December 1997 and
$1,213,070 in February 1998. As compensation for his services in securing the equity to consummate such acquisitions, the Company issued 790,000 shares of its Common Stock to Mr. Bourjeaurd as a finder's fee at the closing of such acquisitions on September 19, 1996.

                             APPOINTMENT OF AUDITORS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit and report on the consolidated financial statements of the Company for the fiscal year ending September 30, 1999 and to perform such other services as may be required of them. Arthur Andersen LLP have served as auditors for the Company since 1996.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors, and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone or other means. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

                       STOCKHOLDER PROPOSALS FOR THE 1998
                          ANNUAL MEETNG OF STOCKHOLDERS

     Stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2000 Annual Meeting must be received by the Company no later than September 1, 1999. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 2000 Annual Meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                OTHER MATTERS

     The Company knows of no other matter to be brought before the 1999 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

     The Company will furnish, without charge, to each person whose proxy is being solicited, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as filed with the Securities and Exchange Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to TriStar Aerospace Co., 2527 Willowbrook Road, Dallas, Texas 75220, Attention: Secretary.

                                   By order of the Board of Directors

                                   /s/ DOUGLAS E. CHILDRESS

                                   Douglas E. Childress
                                   Secretary

Dallas, Texas
December 23, 1998

                           TRISTAR AEROSPACE CO.

                           2527 WILLOWBROOK ROAD
                           DALLAS, TEXAS  75220

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Douglas E. Childress as proxy, with the power to substitute such other person as the Chief Executive Officer may appoint as a substitute, and hereby authorizes Mr. Childress to represent and vote, as designated on the reverse side all shares of Common Stock of TriStar Aerospace Co. (the "Company") held of record by the undersigned on December 10, 1998, at the Annual Meeting of Stockholders to be held on January 22, 1999 or other adjournment thereof.

                       (TO BE SIGNED ON REVERSE SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                       ANNUAL MEETING OF STOCKHOLDERS
                            TRISTAR AEROSPACE CO.


                              JANUARY 22, 1999


    ARROW     PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED      ARROW

        PLEASE MARK YOUR
A  /X/  VOTES AS IN THIS
        EXAMPLE.


                  FOR nominees           WITHHOLD
                 listed at right        AUTHORITY
                (except as marked       to vote for
                to the contrary)  nominees listed at right
1.  ELECTION
    OF                / /                  / /    NOMINEES: Douglas E. Childress
    DIRECTORS                                               Brian E. Barents

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
AN INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S
NAME ON THE SPACE PROVIDED BELOW.


-----------------------------------------------



Signature                         Signature                         Dated:
          -----------------------           -----------------------        -----

NOTE: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.